As filed with the Securities and Exchange Commission on August 11, 2000
                                          Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  Form S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          EASTMAN KODAK COMPANY
              (Exact name of registrant as specified in its charter)

New Jersey                                            16-0417150
(State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                      identification No.)

                 343 STATE STREET, ROCHESTER, NEW YORK 14650
             (Address of principal executive offices) (Zip code)

                           EASTMAN KODAK EMPLOYEES'
                         SAVINGS AND INVESTMENT PLAN
                           (Full title of the plan)

                                JOYCE P. HAAG
                                  Secretary
                            Eastman Kodak Company
                               343 State Street
                           Rochester, New York 14650
                                (716) 724-4368
          (Name, address, and telephone number of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                 Proposed Maximum Proposed    Maximum
Securities to be Amount to be    Offering Price   Aggregate   Offering Amount of
Registered(1)    Registered(1)   Per Share (2)    Price       Registration Fee

Common Stock     8,000,000       $57.1875        $457,500,000 $120,780
par value $2.50  shares
per share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Eastman Kodak Employees' Savings and Investment Plan.
(2) Estimated on the basis of the average of the high and low prices of Kodak Common Stock reported on the New York Stock Exchange for August 4, 2000 solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and
(h).

Approximate date of commencement of the proposed sale of the securities to the public:
     From time to time after the Registration Statement becomes effective.

     Pursuant to General Instruction E to Form S-8, Registration Statement No. 33-65035 on Form S-8, filed with the Securities and Exchange Commission on December 8, 1995 relating to the Eastman Kodak Employees' Savings and Investment Plan (the "Plan"), including all amendments thereto, is hereby incorporated by reference in this Registration Statement, and any subsequent amendments thereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of any such amendments. The shares of Eastman Kodak Company Stock and plan interests registered on the Registration Statement are in addition to shares previously registered for issuance pursuant to the Plan on Registration Statements No. 33-65035, No. 33-36731 and No. 2-88620.

                                   PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         Omitted pursuant to General Instruction E to Form S-8


Item 4.  DESCRIPTION OF SECURITIES

                                 Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the securities being offered hereby will be passed upon by Gary P. Van Graafeiland, Senior Vice President and General Counsel of Kodak. Mr. Van Graafeiland is a participant in the Plan and may direct some of his investment under the Plan into the Kodak Common Stock Fund.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Omitted pursuant to General Instruction E to Form S-8.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.  EXHIBITS


Exhibit
Number            Exhibit

4            Eastman Kodak Employees' Savings and Investment Plan

5 Opinion of Gary P. Van Graafeiland as to the legality of the securities registered.

23A          Consent of PricewaterhouseCoopers LLP, independent accountants.

23B Consent of Gary P. Van Graafeiland (included in Exhibit 5 to this registration statement)

Other exhibits omitted pursuant to General Instruction E to Form S-8.

Item 9.  UNDERTAKINGS


      Omitted pursuant to General Instruction E to Form S-8.

SIGNATURES

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joyce P. Haag and Laurence L. Hickey, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, New York on August 11, 2000.

EASTMAN KODAK COMPANY

By: /s/Daniel A. Carp                        By:/s/Robert H. Brust
   ---------------------------------           ---------------------------------
   Daniel A. Carp                            Robert H. Brust
   President &                               Executive Vice President and
   Chief Executive Officer                   Chief Financial Officer,
                                             (Principal Financial Officer)
By:/s/E. Mark Rajkowski
  ---------------------------------
   E. Mark Rajkowski
   Controller
   (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title

/s/Richard S. Braddock
-----------------------
Richard S. Braddock           Director

/s/Daniel A. Carp
-----------------------
Daniel A. Carp                President, Chief Executive Officer, Director

/s/Martha Layne Collins
-----------------------
Martha Layne Collins          Director

/s/Alice F. Emerson
-----------------------
Alice F. Emerson              Director

/s/George M. C. Fisher
-----------------------
George M. C. Fisher           Chairman of the Board and Director

/s/Paul E. Gray
-----------------------
Paul E. Gray                  Director

/s/Durk I. Jager
-----------------------
Durk I. Jager                 Director

/s/Debra L. Lee
-----------------------
Debra L. Lee                  Director

/s/Paul H. O'Neill
-----------------------
Paul H. O'Neill               Director

/s/John J. Phelan, Jr
-----------------------
John J. Phelan, Jr            Director

/s/Laura D'Andrea Tyson
-----------------------
Laura D'Andrea Tyson          Director

/s/Richard A. Zimmerman
-----------------------
Richard A. Zimmerman          Director


Date: August 11, 2000

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Eastman Kodak Employees' Savings and Investment Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on August 11, 2000.

EASTMAN KODAK EMPLOYEES'
SAVINGS AND INVESTMENT PLAN

By:/s/Robert H. Brust
  -------------------------------------------
   Robert H. Brust
   Member of the Savings and Investment
   Plan Committee

By:/s/David M. Pollock
  -------------------------------------------
   David M. Pollock
   Member of the Savings and Investment
   Plan Committee

By:/s/ Michael P. Morley
  -------------------------------------------
   Michael P. Morley
   Member of the Savings and Investment
   Plan Committee

By:/s/Paula Dolan
  -------------------------------------------
   Paula Dolan
   Member of the Savings and Investment
   Plan Committee

By:/s/Gary P. Van Graafeiland
  -------------------------------------------
   Gary P. Van Graafeiland
   Member of the Savings and Investment
   Plan Committee

The foregoing individuals constitute the Savings and Investment Plan Committee.

                             EASTMAN KODAK COMPANY
                        REGISTRATION STATEMENT ON FORM S-8
                          SAVINGS AND INVESTMENT PLAN

                                 INDEX TO EXHIBITS


Exhibit
Number      Exhibit                                   Location

4           Eastman Kodak Employees'                  *
            Savings and Investment Plan

5           Opinion of Gary P. Van Graafeiland        *
            as to the legality of the securities
            registered

23A         Consent of PricewaterhouseCoopers LLP,   *
            independent accountants


23B         Consent of Gary P. Van Graafeiland        Included in Exhibit 5 to
                                                      this Registration
                                                      Statement

*Included as part of the electronic submission of this Registration Statement